UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

27 Union Square, West Suite 502
New York, New York 10003
Telephone No.: 212-206-1216
(Address and telephone number of Registrant's principal
executive offices and principal place of business)

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

Purchase Agreement and Investment Transaction

On January 31, 2014, YOU On Demand Holdings, Inc. (the “Company”) entered into a Series E Preferred Stock Purchase Agreement (the “Purchase Agreement”) with C Media Limited (“C Media”) and certain other purchasers (collectively, the “Investors”), pursuant to which the Company issued to the Investors an aggregate of 14,285,714 shares of Series E Convertible Preferred Stock of the Company (the “Series E Preferred Stock”) for $1.75 per share, or a total purchase price of $25 million. Among the 14,285,714 shares of Series E Preferred Stock issued to the Investors, (i) 1,142,857 shares were issued upon the conversion of that certain convertible note issued to C Media in principal amount of $2,000,000, (ii) 10,857,143 shares were issued for an aggregate purchase price of $19 million, and (iii) 2,285,714 shares were issued upon the conversion of 2,285,714 shares of Series D 4% Convertible Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”) held by C Media, which constitute all of the issued and outstanding shares of Series D Preferred Stock, into the Series E Preferred Stock pursuant to the Purchase Agreement.

In connection with the above transaction (the “Series E Financing”), the Company is obligated to file one or more registration statements with the U.S. Securities and Exchange Commission (the “Commission”) to register the Registrable Securities, as defined in the Purchase Agreement. The Company agreed to use its reasonable best efforts to cause each registration statement to become effective as soon as practicable. If the first registration statement is not effective by June 30, 2014 if subject to review by the Commission, or within 45 days of filing with the Commission if not subject to review, the Company will be obligated to pay to the Investors, pro rata based on the proportion of the total purchase price paid by each Investor in an aggregate amount equal to 1% of the purchase price paid by the Investors for each 30-day period or pro rata for any portion thereof following June 30, 2014 until the registration statement is declared effective; provided, however, that in no event should the aggregate amount of payments relating to a delay in registration exceed, in the aggregate, 10% of the total purchase price paid by the Investors. If the Commission, by written or oral comment or otherwise, limits the Company’s ability to file, or prohibits or delays the filing of, a registration statement with respect to any or all of the Registrable Securities which were not included in the first registration statement or any subsequent registration statement because of a Registration Cap, as defined in the Purchase Agreement, it will not be deemed to be a breach or default by the Company under the Purchase Agreement of its obligations.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Purchase Agreement or a complete explanation of the material terms thereof. The foregoing summary is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 10.1.

In addition, on January 31, 2014, Mr. Shane McMahon, the Company’s Chairman and the holder of all of the Company’s issued and outstanding shares of Series A Preferred Stock, par value $0.001 (“Series A Preferred Stock”), entered into an Exchange Agreement with C Media that obligates Mr. McMahon to exchange all 7,000,000 of the shares of Series A Preferred Stock held by him for 933,333 shares of Series E Preferred Stock issued to C Media pursuant to the Purchase Agreement.

Series E Preferred Stock

In connection with Purchase Agreement, the Company filed a Certificate of Designation of Series E Convertible Preferred Stock with the Secretary of State of the State of Nevada (the "Certificate of Designation") on January 31, 2014, which became effective upon filing. Pursuant to the Certificate of Designation, there are 16,500,000 shares of Series E Preferred Stock authorized for issuance.

The holders of Series E Preferred Stock are entitled to vote on all matters submitted to a vote of the Company’s stockholders and are entitled to the number of votes equal to the lesser of (i) the number of whole shares of common stock into which such shares of Series E Preferred Stock are convertible at the record date for the determination of stockholders entitled to vote on such matters, and (ii) the number of whole shares of common stock issuable if the conversion price of the shares of Series E Preferred Stock is the closing trading price of the Company’s common stock as of the end of the trading day immediately preceding the closing date of the transactions contemplated by the Purchase Agreement. In addition, the holder of the shares of Series E Preferred Stock are entitled to elect up to 3 directors to the Company’s board of directors (and such directors may only be removed without cause by the affirmative vote of the holders of a majority of the shares of Series E Preferred Stock); provided that the number of directors which the holders of shares of Series E Preferred Stock are entitled to appoint shall at all times be in compliance with NASDAQ Stock Market Listing Rule 5640, including without limitation, the requirement that at such time as the holders of shares of Series E Preferred Stock hold less than 5% of the total voting securities of the Corporation, the holders of shares of Series E Preferred Stock shall no longer have the right to elect or remove such directors. Each share of Series E Preferred Stock is initially convertible into one share of common stock, subject to adjustment as provided for in the Certificate of Designation.

In addition, the Certificate of Designation provides that, so long as at least 25% of the shares of Series E Preferred Stock remain outstanding, the Company will not, without the consent of the holders of a majority of the outstanding shares of Series E Preferred Stock, and except as otherwise provided in the Certificate of Designation, (i) liquidate, dissolve or wind-up the business and affairs of the Company, or effect any material merger, acquisition or consolidation, or sale of all or substantially all of the assets of the Company, (ii) amend, alter or repeal any provision of the Articles of Incorporation or bylaws of the Company, (iii) alter or change the powers, preferences or rights given to the shares of Series E Preferred Stock or alter or amend the Certificate of Designation, (iv) directly and/or indirectly, designate, issue, authorize, create or otherwise permit to exist, any additional shares of senior or parity securities, (v) directly and/or indirectly increase the number of authorized shares of any class or series of the Company’s capital stock, (vi) purchase or redeem (or permit any subsidiary to purchase or redeem) any junior, senior or parity securities, (vii) directly and/or indirectly create, incur or assume any liability or indebtedness for borrowed money that is secured other than equipment leases and other permitted indebtedness, (viii) directly and/or indirectly create, incur or assume any liability or indebtedness for borrowed money that is unsecured, (ix) enter into any agreement with respect to the acquisition of any material business, assets or property, (x) sell, lease, license, surrender, relinquish, encumber, pledge, transfer, amend, convey or otherwise dispose of any business, property or assets having a material market value, except in the ordinary course of business, (xi) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the U.S. Securities and Exchange Commission, unless such transaction is expressly approved by a majority of the disinterested directors of the Company, (xii) except with respect to Beijing China Broadband Network Technology Co., Ltd. and Shandong Lushi Media Co., Ltd. and their respective direct or indirect subsidiaries, create or hold capital stock in any subsidiary that is not wholly owned (either directly or through one or more subsidiaries) by the Company, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose of all or substantially all of the assets of such subsidiary, (xiii) increase or decrease the authorized number of directors constituting the Company’s board of directors, (xiv) effect any material change to the Company’s business plan or nature of its business, (xv) increase the number of shares of common stock authorized under the Company’s stock option plan, (xvi) alter or change the powers, preferences or rights or increase the number of outstanding shares of any series of preferred stock, or (xvii) approve or finalize the annual budget of the Company, except with the approval of the Company’s financial oversight committee.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Certificate of Designation or a complete explanation of the material terms thereof. The foregoing summary is qualified in its entirety by reference to the Certificate of Designation attached hereto as Exhibit 4.1.

Other Transaction Documents

Voting Agreement

In connection with the closing of the Series E Financing, Shane McMahon, Weicheng Liu and each of the Investors entered into a Voting Agreement (the “Voting Agreement”) pursuant to which, among other things, the parties thereto agreed that, during the three year term of the Voting Agreement, the parties will vote all of the voting securities of the Company owned by them as well as securities acquired by them in the future in favor of the election to, and maintenance of, the board of directors, to consist of seven (7) members designated in the following manner: (i) two directors designated by Mr. McMahon, at least one of which will be an independent director, who are initially Mr. McMahon and James Cassano; (ii) two directors designated by Mr. Liu, at least one of which will be an independent director, who are initially Weicheng Liu and Clifford Higgerson; and (iii) three directors designated by C Media, at least two of which will be independent directors, who are initially Xuesong Song, Jin Shi and Arthur Wong. In addition, each of the parties agreed that nothing in the Voting Agreement will (a) limit or affect any actions or omissions taken by any party in his capacity as a director or officer of the Company, and no such actions or omissions will be deemed a breach of this agreement or (b) will be construed to prohibit, limit or restrict any party from exercising such party’s fiduciary duties as an officer or director of the Company or any of its subsidiaries or their respective stockholders.

Amendment No. 4 to McMahon Note

On May 10, 2012, at the Company’s request, Mr. McMahon made a loan to the Company in the amount of $3,000,000. In consideration for the loan, the Company issued a convertible note to Mr. McMahon in the principal amount of $3,000,000, as amended on May 18, 2012, October 19, 2012 and May 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, including without limitation that certain Waiver concerning provisions of the convertible note between the Company and Mr. McMahon, dated November 4, 2013, the "McMahon Note").

Effective on January 31, 2014, the Company and Mr. McMahon entered into Amendment No. 4 to the McMahon Note pursuant to which the McMahon Note will be, at Mr. McMahon’s option, payable on demand or convertible on demand into shares of Series E Preferred Stock at a conversion price of $1.75, until December 31, 2014.

The foregoing description of Amendment No. 4 to the McMahon Note is qualified in its entirety by reference to the actual Amendment No. 4 to the McMahon Note, a copy of which is filed as Exhibit 10.6 hereto and incorporated herein by reference.

Placement Agent

Chardan Capital Markets LLC (“Chardan”) acted as agent for the Company in connection with the offering, and received a cash fee from the proceeds of the offering equal to $2 million and warrants to purchase an aggregate of 1,085,714 shares of the Company’s common stock at $1.75 per share. The warrants issued to Chardan are exercisable for five years following the closing of the sale of the Series E Preferred Stock and may be exercised on a cashless basis.

Item 3.02.	Unregistered Sales of Equity Securities.

The information pertaining to the sale of shares of the Company’s Series E Preferred Stock in connection with the offering and the issuance of warrants to Chardan discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety. The issuance of the shares of Series E Preferred Stock and the underlying securities to the Investors pursuant to the Purchase Agreement and the issuance of warrants to Chardan were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company issued the shares of Company’s Series E Preferred Stock to the Investors and the warrants to Chardan in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder. Each of the Investors and Chardan represented that it is an accredited investor as defined in Rule 501(a) under the Securities Act and that there was no general solicitation or advertising in connection with the offer and sale of the shares.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Chairman

Simultaneous with closing of the Series E Financing, Mr. Xuesong Song, a director of the Company, was appointed as the Company’s Executive Chairman, a newly created office of the Company, pursuant to the Company’s Second Amended and Restated Bylaws, as described under Item 5.03 of this report. Mr. McMahon, who is the Chairman of the Company, will continue to serve as the Company’s principal executive officer.

Resignation and Appointment of Directors

Also upon the closing of the Series E Financing, Mr. Michael Birkin and Mr. Michael Jackson resigned from the board of directors of the Company. Mr. Birkin’s and Mr. Jackson’s resignations were not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Messrs. Clifford H. Higgerson, Jin Shi and Arthur Wong were appointed as directors of the Company. The board of directors determined that each newly elected director is an "independent director" as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules.

Mr. Higgerson has more than 40 years of experience in research, consulting, planning and venture investing primarily in the telecommunications industry, with an emphasis on carrier systems and equipment. In 2006, he became a partner with Walden International, a global venture capital firm focused on four key industry sectors: communications, electronics/digital consumer software and IT services, and semiconductors. Mr. Higgerson was a founding partner of ComVentures from 1986 to 2005, and has been a general partner with Vanguard Venture Partners since 1991. He currently serves as a member of the board of directors of Aviat Networks, Inc., Kotura Inc., Xtera Communications Inc., Ygnition Networks, Inc., Ormet Circuits, Inc., Thrupoint, Inc. and Geronimo Windpower. He served as a member of the Stratex board of directors from March 2006 to January 2007 and served on the Compensation and Strategic Business Development Committees. He previously served as a member of the board of directors of Hatteras Networks Inc. and World of Good. Mr. Higgerson holds an MBA from the University of California at Berkeley, and a BS from the University of Illinois.

Mr. Shi has been a managing partner of Chum Capital Group Limited since 2007, a merchant banking firm that invests in Chinese growth companies and advises them on financings, mergers & acquisitions and restructurings. He is also the independent director of Pingtan Marine Enterprise Limited (“Pingtan Marine”), one of the largest deep-sea fishing companies in China. From 2011 through 2013, Mr. Shi served as the chief executive officer and a director on the board of China Growth Equity Investment Limited, which acquired Pingtan Marine in February 2013. From 2010 through 2011, he served as the vice-chairman and a director of the board of China Growth Equity Investment Limited.

From 2006 through 2009, Mr. Shi served as the chief executive officer and a director of the board of ChinaGrowth North Acquisition Corporation, which acquired UIB Group Limited in January 2009, the second largest insurance brokerage firm in China. From 2006 through 2009, Mr. Shi also served as the chief financial officer and a director of the board of ChinaGrowth South Acquisition Corporation, which acquired Olympia Media Holdings Ltd. in January 2009, the largest privately-owned newspaper aggregator and operator in China. Mr. Shi has also been the chairman of Shanghai RayChem Industries Co., Ltd., a research & development based active pharmaceutical ingredient producer, since he founded the company in 2005. Mr. Shi is also the president of PharmaSource Inc., a company he founded in 1997. Mr. Shi received an EMBA from Guanghua School of Management, Peking University and a BS degree in Chemical Engineering from Tianjin University.

Mr. Wong is advisor and part-time CFO of Beijing Radio Cultural Transmission Company Limited (“Beijing Radio”). Prior to joining Beijing Radio, Mr. Wong served as CFO of Shanghai GreenTree Inns Hotel Management Group, Shanghai Nobao Renewable Energy and Henan Asia New-Energy. From 1982 to 2008, Mr. Wong spent 26 years at Deloitte, including in Hong Kong, San Jose and Beijing holding several positions including TMT (Technology, Media, Telecom) leader for northern China, national media sector leader, audit leader for northern China, lead partner for venture capital strategic partnership programs and representative of Deloitte.

In addition to his role at Beijing Radio, Mr. Wong serves as a board member and chairperson of the audit committee of the following companies: VisionChina Media Inc. (NASDAQ: VISN), China Automotive Systems, Inc. (NASDAQ: CAAS), Daqo New Energy Corp. (NYSE: DQ), Besunyen Holdings Company Limited (SEHK: 926) and Termbray Petro-king Oilfield Services Limited (SEHK: 2178). Mr. Wong is a member of the American Institute of Certified Public Accountants, the Hong Kong Institute of Certified Public Accountants and the Chartered Association of Certified Accountants. Mr. Wong holds a Bachelor of Science in Applied Economics from University of San Francisco and a Higher Diploma of Accountancy from The Hong Kong Polytechnic University.

In connection with the appointment of the new directors, the board of directors also adopted the following resolutions with respect to the composition of each of the committees of the board:

Audit Committee

Each of Mr. Wong and Mr. Higgerson was appointed to serve with Mr. James Cassano as a member of the Audit Committee. Mr. Cassano will continue to act as Chair of the Audit Committee until the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and at that time, Mr. Wong will succeed Mr. Cassano as Chair of the Audit Committee.

Compensation Committee

Each of Mr. Shi and Mr. Higgerson was appointed to serve with Mr. Cassano as a member of the Compensation Committee of which Mr. Shi will act as Chair.

Governance and Nominating Committee

Each of Messrs. Higgerson, Wong and Shi was appointed to serve as a member of the Governance and Nominating Committee of which Mr. Higgerson will act as Chair. Mr. Cassano resigned from his position as a member of the Governance and Nominating Committee at the closing of the Series E Financing.

Executive employment agreements

On January 31, 2014, the Company entered into employment agreements with each of Messrs. Shane McMahon (as Chairman of the Board), Weicheng Liu (as the Chief Executive Officer), Marc Urbach (as the President and Chief Financial Officer) and Xuesong Song (as the Executive Chairman) pursuant to the terms of the Purchase Agreement. The employment agreements entered into by Messrs. McMahon, Liu, Urbach and Song, each referred to as an executive, have an initial term of two years, after which each executive’s employment agreement automatically renews for additional one-year periods on the same terms and conditions, unless either party to the agreement exercises the respective termination rights available to such party in the agreement.

The employment agreements provide for a minimum annual base salary of $300,000 for Mr. McMahon, RMB 1,693,750 for Mr. Liu, $230,000 for Mr. Urbach, and $300,000 for Mr. Song. The annual base salary of both Mr. McMahon and Mr. Song will be payable in shares of common stock of the Company and the Company has the obligations to registered such shares under the Securities Act of 1933. The employment agreements require the Company to compensate the executives and provide them with certain benefits if their employment is terminated. As provided in the employment agreements, the compensation and benefits the executives are entitled to receive upon termination of employment vary depending on whether their employment is terminated.

Each of the employment agreements also contains customary restrictive covenants regarding non-competition relating to the paid media distribution business in China, non-solicitation of employees and customers and confidentiality.

The foregoing description of the employment agreements is qualified by reference to the employment agreements which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to this report and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

1) Certificate of Designation

The information pertaining to the Certificate of Designation discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

2) Amendment to the Bylaws

On January 31, 2014, the board of directors of the Company adopted the Second Amended and Restated Bylaws, which revised the Company’s former bylaws to create the office of Executive Chairman and adjust the powers and duties of Chairman and Chief Executive Officer accordingly.

The summary herein is qualified in its entirety by reference to the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

Upon the closing of the Series E financing, the Company formed a financial oversight committee to aid the board of directors in discharging its responsibilities relating to the oversight of the Company’s financial plans and policies of the Company and the implementation of such plans and policies. The members of the financial oversight committee include Shane McMahon, Weicheng Liu, Xuesong Song, Marc Urbach, Jin Shi and Rainer Li. Mr. McMahon was appointed as Chair of the committee.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amendment and Restated Bylaws, adopted on January 31, 2014
4.1	Series E Convertible Preferred Stock Certificate of Designation
10.1	Form of Series E Preferred Stock Purchase Agreement, dated as of January 31, 2014, between the Company and the Investors
10.2	Employment Agreement, dated as of January 31, 2014, by and between the Company and Mr. McMahon.
10.3	Employment Agreement, dated as of January 31, 2014, by and between the Company and Mr. Liu.
10.4	Employment Agreement, dated as of January 31, 2014, by and between the Company and Mr. Urbach.
10.5	Employment Agreement, dated as of January 31, 2014, by and between the Company and Mr. Song.
10.6	Amendment No. 4 to Convertible Promissory Note in $3,000,000 principal amount issued to Shane McMahon.
99.1	Press Release, dated as of February 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

Date: February 6, 2014	By:	/s/Marc Urbach
Marc Urbach
President and Chief Financial Officer